                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20529


                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           PEACOCK FINANCIAL CORPORATION
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)


           COLORADO                                  87-0410039
-------------------------------------------------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


            JOY M. SCHLENDORF/COMPENSATION CONTRACT (CONSULTING AGREEMENT)
            --------------------------------------------------------------
                              (Full title of the plan)


       DANNETTE UYEDA, 8 EAST BROADWAY , SUITE 735, SALT LAKE CITY, UT  84111
       ----------------------------------------------------------------------
                      (Name and address of agent for service)


                          CALCULATION OF REGISTRATION FEE

                                     Proposed              Proposed
  Title of            Amount          maximum               maximum             Amount of
securities to         to be        offering price          aggregate           Registration
be registered       registered       per share           offering price            fee
-------------       ----------     --------------        --------------        ------------
common shares         87,500            $0.08               $7,000.00             $2.00
                                                                               (1/33 of 1%)


EXHIBIT INDEX IS LOCATED ON PAGE 5 OF THIS REGISTRATION STATEMENT

                                       PART I

                INFORMATION REQUIRED IN THE SECTION (10a) PROSPECTUS

(A)  GENERAL PLAN INFORMATION

     (1) The title of the "plan" is: "Joy M. Schlendorf/Compensation Contract", and the registrant whose securities are to be offered pursuant to the plan is Peacock Financial Corporation.

     (2) Joy M. Schlendorf is a consultant to the registrant, and in such consulting capacity has entered into a written compensation contract for services rendered to registrant. Such written compensation contract is defined as an "Employee Benefit Plan" pursuant to Rule 405 of "REGULATION C-REGISTRATION" under the Securities Act of 1933.

     (3) The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

(B)  SECURITIES TO BE OFFERED

     (1)  87,500 shares of registrant's common stock

     (2) The Capital Stock to be issued are the common shares of the registrant that are fully paid and non assessable, with the same rights and privileges as all other common stock shareholders of the registrant. There are no restrictions on alienability of the securities to be registered, nor is there any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

(D) PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

     (6) The plan is not subject to ERISA. The shares of registrant's common stock to be issued to Joy M. Schlendorf is compensation for services rendered to registrant. The securities issued pursuant to this Registration shall be issued by registrant without the payment of any fees, commissions or other charges of any kind.

(E)  RESALE RESTRICTIONS

          There are no restrictions on the resale of the securities purchased under this plan that may be imposed upon the purchaser.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) and (b) below are hereby incorporated by reference in this registration statement; and that all documents heretofore filed, or subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act shall also be deemed to be incorporated by this reference and shall be a part hereof from the date of filing any such documents.

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in (a) above.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrant's By- Laws provide that registrant may indemnify any Officer or Director of any liability that may arise while engaging in activities in such capacity.

ITEM 8. EXHIBITS

The following exhibits required by Item 601 Regulation S-K are attached hereto and by this reference incorporated herein:


(4) Exhibit "A"     Instruments defining the rights of security holders,
                    including indentures (Page 6)

With respect to the requirements of Item 601 (b)(15), a "Letter re unaudited interim financial information", registrant hereby incorporates herein by this reference it's report on Form 10-QSB.


                                     SIGNATURES



THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it's behalf by the undersigned, thereunto duly authorized, in the City of San Jacinto, State of California, On December 24, 1997.

Peacock Financial Corporation

By: /s/ STEVEN R. PEACOCK
    ---------------------
    Steven R. Peacock, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature) /s/ BRUCE MERATI
            ---------------------------
               Bruce Merati

(Title) Chief Financial Officer
        -------------------------------

(Date)  December 24, 1997.

(Signature) /s/ STEVEN R. PEACOCK
            ---------------------------
               Steven R. Peacock

(Title) Director
        -------------------------------

(Date)  December 24, 1997

                       CERTIFICATE OF CORPORATE RESOLUTION


The undersigned, being the duly elected and qualified Directors of Peacock Financial Corporation, a corporation duly organized and existing under the laws of the State of Colorado, do hereby certify and affirm that on the 31st day of December, 1996, a duly and regularly called meeting was held, and the following resolutions duly adopted by the Board of Directors pursuant to the bylaws of the corporation.

     WHEREAS, it has been determined that it will be in the best interest of Peacock Financial Corporation, the Directors hereby adopt the following resolution:

     RESOLVED, that the President of the Corporation, or other duly authorized officers thereof, be and they hereby are, authorized and directed to issue 87,500 shares of the REG S Corporate stock. The shares will be subject to the Reg S SEC code regulations. Said stock to be issued at $.08 per share to:

                              Joy M. Schlendorf

     FURTHER RESOLVED, that the issuance of stock is subject to assigned letter of agreement by both parties and appropriate documentation by legal counsel as to the transferability of said stock.

     NAME AND POSITION OF AUTHORIZED OFFICER
     ---------------------------------------
                                                   STEVEN R. PEACOCK, PRESIDENT

     ACTUAL SIGNATURE                              /s/ STEVEN R. PEACOCK
     ----------------                              ---------------------------
                                                   Steven R. Peacock

     I FURTHER CERTIFY that the persons named above is an officer of the Corporation and occupy the positions set opposite the name; that the foregoing resolution now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN TESTIMONY WHEREOF, I have hereunto set my hand on December 31, 1996 and attest that the signature set opposite the name listed is a genuine signature.

                                                  CERTIFIED TO AND ATTESTED BY

                                                  /s/ JOY M. SCHLENDORF
                                                  ----------------------------
                                                  Secretary